AMENDED AND RESTATED
MEMORANDUM OF UNDERSTANDING
(SALE FACILITIES)
THIS AMENDED AND RESTATED MEMORANDUM OF UNDERSTANDING (SALE FACILITIES) (this “MOU”) is entered into as of July 29, 2016 by and between SABRA HEALTH CARE REIT, INC., a Maryland corporation (“Sabra”), and GENESIS HEALTHCARE INC., a Delaware corporation (“Genesis”).

A.Subsidiaries of Sabra, as landlord (collectively, “Landlord”) and subsidiaries of Genesis, as tenant, (collectively, “Tenant”) are parties to certain Master Leases (as amended from time to time, the “Master Leases”) with respect to inter alia, those certain healthcare facilities identified on Schedule 1 attached hereto (the “Sale Facilities”).

B.Sabra and Genesis are entering into this MOU in order to memorialize their understanding of the material terms and conditions under which the Sale Facilities will be marketed for disposition and Tenant would terminate its lease obligations with respect thereto. As each of the Sale Facilities are removed from its applicable Master Leases from time to time, Landlord and Tenant will enter into amendments to the Master Leases and other definitive documents (collectively, the “Transaction Documents”) in order to effectuate the termination of the Sale Facilities under the terms set forth herein.
Subject to the foregoing, and the other provisions of this MOU, Sabra and Genesis hereby agree that it is their understanding that:

1.Intended Sale of Sale Facilities. Sabra will continue to use its commercially reasonable efforts to sell each of the Sale Facilities. Subject to the applicable Base Rent reductions provided for herein, Tenant shall continue to operate each of the Sale Facilities until the earlier of (a) March 31, 2017 (the “Outside Date”), or (b) the date upon which such Sale Facility is sold and conveyed to a new operator (a “New Operator”). Landlord shall use reasonable efforts not to permit the marketing process to unreasonably interfere with Tenant’s operation of the Sale Facilities prior to the closing of the sale. Landlord shall provide Tenant with (i) prompt written notice of its entry into an agreement regarding any of the Sale Facilities, and (ii) a status update of its marketing efforts on a quarterly basis or as reasonably requested by Tenant, through the date which is sixty (60) days prior to the Outside Date. Genesis agrees to cause Tenant to use its commercially reasonable efforts to facilitate the sale of the Sale Facilities, including, without limitation, by (A) entering into, and faithfully complying with, one or more operations transfer agreements (each, an “OTA”) in form and substance reasonably acceptable to Tenant with any New Operator, which shall, inter alia, (i) provide for the proration of operational revenues and expenses, (ii)  include such representations, warranties and indemnities as may be negotiated by Tenant and New Operator, (iii) provide for the conveyance to the New Operator of Tenant’s Personal Property (as defined in the Master Leases); provided, however, Tenant may remove certain patient and employee records, and other information proprietary to Tenant, including information technology equipment that contains proprietary software; (iv) grant the New Operator reasonable access to the premises and Tenant’s books and records relating to the operations thereof; and (v) upon the reasonable request of the New Operator, the obligations of Tenant under such operations transfer agreement shall be guaranteed by an entity reasonably acceptable to the New Operator; and (B) reasonably cooperating with the New Operator in connection with its efforts to obtain the licenses, permits and other authorizations needed to operate the Sale Facilities for their current use from and after the acquisition thereof, including, without limitation, by filing, submitting or otherwise distributing such applications and notices as the New Operator may reasonably request. Upon the closing of any such sale transaction, the Master Lease shall terminate as to the applicable Sale Facility; provided, however, that the obligations of Tenant which by their terms survive the termination of such Master Lease shall survive the termination of the Master Lease as to such Sale Facility, as applicable, pursuant to this section.

Concurrently with the closing of the sales of any of the Sale Facilities, the Base Rent payable under the Master Lease applicable to such Sale Facility shall be reduced by an annual amount equal to the product of (A) two and one-half percent (2.5%), and (B) the net sales proceeds received by Landlord upon the closing of such sale (after commissions and closing costs (including legal fees) but without regard to any prorations relating to the sale other than reasonable credits provided to the buyer with respect to deferred maintenance requirements.

If Sabra is not able to sell all of Sale Facilities on or before the Outside Date, then Tenant may elect to voluntarily close the remaining unsold Sale Facilities, which closure may commence immediately after the Outside Date (each such facility for which Tenant has elected to voluntarily close, a “Closed Facility”). Notwithstanding the foregoing, in no event shall any notice of closing be provided to any occupant or regulatory agency prior to the Outside Date. After making any such election, Tenant shall at its own expense proceed to close each Closed Facility with reasonable diligence and in accordance with all applicable legal requirements. In connection with the closure of any facility, Tenant may remove Tenant’s Personal Property, patient and employee records, and other information proprietary to Tenant. Notwithstanding anything to the contrary set forth herein or in the Master Lease, in no event shall Tenant be entitled to re-open and occupy any Sale Facility following the date of its closure.

2.Notification by Tenant; Ownership Rights. Upon the completion of the closure of any of the Sale Facilities, Tenant shall promptly provide Landlord with written notification thereof. The parties hereto acknowledge that Landlord shall at all times retain title to the Sale Facilities and Landlord’s Personal Property (as defined in the Master Leases) relating thereto, including, without limitation, all tangible personal property owned by Landlord (including any replacements thereof) and any applicable certificate of need or bed rights applicable thereto. Except as may be consented to by Landlord, or except as may otherwise be required pursuant to the closure process, Tenant shall not de-license any of the Sale Facilities or terminate, transfer or assign any certificate of need or bed rights applicable thereto without the prior written consent of Landlord.

3.Miscellaneous.

(a)This MOU (together with that certain Amended and Restated Memorandum of Understanding (Buy-Out Facilities) of even date herewith (the “Buy-Out Facility MOU”)) constitutes the entire agreement and understanding between the parties hereto as to the matters set forth herein and amends and restates, supersedes and revokes all prior agreements and understandings, oral and written, between the parties hereto or otherwise with respect to the subject matter hereof, including, without limitation, any prior memorandum relating to the proposed disposition of any of the Sale Facilities and the Buy-Out Facilities (as defined in the Buy-Out Facility MOU). No change, amendment, termination or attempted waiver of any of the provisions hereof shall be binding upon any party unless set forth in an instrument in writing signed by the party to be bound.
(b)Genesis hereby agrees to reimburse Sabra, within fifteen (15) days of written demand therefor, for all documented reasonable attorneys’ fees and costs incurred by Sabra in connection with the preparation and negotiation of this MOU and the consummation of the transactions contemplated hereunder. In the event of any dispute or litigation concerning the enforcement, validity or interpretation of this MOU, or any part thereof, the losing party shall pay all costs, charges, fees and expenses (including reasonable attorneys’ fees) paid or incurred by the prevailing party, regardless of whether any action or proceeding is initiated relative to such dispute and regardless of whether any such litigation is prosecuted to judgment.
(c)Except as may be required by law or judicial process (including the requirements of any regulatory body or stock exchange), each party shall keep this MOU and its terms confidential and shall not disclose the same to any third party (except attorneys, accountants, or consultants hired by the parties hereto) without the express written consent of the other party. Notwithstanding the foregoing, the parties hereto shall be entitled to discuss the proposed transactions contemplated hereunder during their earnings calls, in discussions with analysts and investors and in connection with investor presentations.
(d)This MOU shall inure solely to the benefit of the parties hereto and their respective successors and assigns. No third party shall have the right to derive or claim any benefit hereunder and shall have no right to enforce or rely upon any provision of this MOU.
(e)This MOU may be executed in any number of counterparts, which may be executed in either original or electronically transmitted form (e.g., faxed or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.
(f)This MOU will be governed by and construed in accordance with the substantive laws of the State of California, but exclusive of its conflicts of law provisions.

[Signature pages to follow.]

IN WITNESS WHEREOF, this MOU has been executed and delivered as of the date first above written.
GENESIS:
GENESIS HEALTHCARE, INC.,
a Delaware corporation

By:        /s/ Michael Berg
Name:    Michael Berg
Title:    Assistant Secretary

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SABRA:
SABRA HEALTH CARE REIT, INC.,
a Maryland corporation

By:    /s/ Talya Nevo-Hacohen
Name:    Talya Nevo-Hacohen
Title:    Chief Investment Officer

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SCHEDULE 1

SCHEDULE OF SALE FACILITIES

“Saugus” – Saugus Care and Rehabilitation Center, 266 Lincoln Street, Saugus, MA 01906

“Maplewood” – Maplewood Care and Rehabilitation Center, 6 Morrill Place, Amesbury, MA 01913

“Twin Oaks” – Twin Oaks Care and Rehabilitation Center, 63 Locust Street, Danvers, MA 01923

Schedule 1-1